UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

AMERICAN EXPRESS CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-6908 (Commission File Number)	11-1988350 (IRS Employer Identification No.)

One Christina Centre, 301 North Walnut Street Suite 1002, Wilmington, Delaware (Address of principal executive offices)	19801-2919 (Zip Code)

Registrant’s telephone number, including area code: (302) 594-3350

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 25, 2008, American Express Credit Corporation (the “Company”) entered into a Selling Agent Agreement (the “SSA”), dated as of such date, with each of Banc of America Securities LLC, Incapital LLC, Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Fidelity Capital Markets Services, a division of National Financial Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc., RBC Capital Markets Corporation, UBS Securities LLC and Wachovia Securities, LLC relating to the offer and sale from time to time of an unlimited principal amount of InterNotes® due nine months or more from the date of issue pursuant to the Company’s existing shelf registration statement. The SSA is filed as Exhibit 1 hereto and is incorporated by reference herein and in the Company’s Registration Statement on Form S-3ASR (File No. 333-134864). The form of Medium-Term Note-Master Note relating to the Company’s InterNotes® program is filed as Exhibit 4 hereto and is incorporated by reference herein and in the Company’s Registration Statement on Form S-3ASR (File No. 333-134864).

The Company’s press release announcing the InterNotes® program is filed as Exhibit 99 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
1

Selling Agent Agreement, dated as of August 25, 2008, by and between the Registrant and each of Banc of America Securities LLC, Incapital LLC, Charles Schwab & Company, Incorporated, Citigroup Global Markets Inc., Fidelity Capital Markets Services, a division of National Financial Services, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc., RBC Capital Markets Corporation, UBS Securities LLC and Wachovia Securities, LLC.

4	Form of Medium-Term Note-Master Note relating to the Company’s InterNotes® program
99	Press release dated August 25, 2008.
______________

InterNotes® is a registered servicemark of Incapital Holdings LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS CREDIT CORPORATION (REGISTRANT)
By:	/s/ Christopher S. Forno

Name:	Christopher S. Forno
Title:	President and Chief Executive Officer

DATE: August 25, 2008